EXHIBIT A

General

The Units will vest and become nonforfeitable on the Vesting Date, based on the Corporation’s composite performance ranking in ROAA and ROAE within a group of Peer Banks over the Performance Cycle, as described below, and provided that Grantee is employed by the Corporation or any of its Affiliates on the Vesting Date or has incurred a prior termination of employment due to death, Disability, Retirement or involuntary severance without Cause. If Grantee’s employment terminates prior to the Vesting Date due to death, Disability, Retirement or involuntary severance without Cause, the Target Award will be adjusted to the Prorated Target Award, but conversion of the Units to Shares in that event will not occur until the normal Conversion Date, and will be based on actual performance through the Performance Cycle.

Performance Measurement Formula
As soon as practical after the end of each calendar year of the Performance Cycle, (i) the Committee will certify the Corporation’s actual ROAA for that year, compare it to the average ROAA of the five Peer Banks having the highest ROAA in that year, and determine the Corporation’s percentage ranking of ROAA within that group of Peer Banks for that year, and (ii) the Committee will certify the Corporation’s actual ROAE for that year, compare it to the average ROAE of the five Peer Banks having the highest ROAE in that year, and determine the Corporation’s percentage ranking of ROAE within that group of Peer Banks for that year. The Corporation’s percentage ranking in each category is then weighted, 70% ROAA and 30% ROAE, to determine the Corporation’s composite performance ranking for the year. As soon as practical after the end of the Performance Cycle, the Committee shall certify the Corporation’s average composite performance ranking over the entire Performance Cycle and determine the number of Units (expressed as a percentage of Grantee’s Target Award, or Prorated Target Award if applicable) that will vest on the Vesting Date and be converted to shares of Common Stock on the Conversion Date, in accordance with the following table:

Corporation’s 3-Year Average Composite Performance Ranking among Peer Banks	Percent of Target Award (or Prorated Target Award) Earned
100%	200%
98%	195%
96%	190%
94%	185%
92%	180%
90%	175%
88%	170%
86%	165%
84%	160%
82%	155%
80%	150%
78%	145%
76%	140%
74%	135%
72%	130%
70%	125%
68%	120%
66%	115%
64%	110%
62%	105%
60%	100%
58%	95.75%
56%	91.50%
54%	87.25%
52%	83.00%
50%	78.75%
48%	74.50%
46%	70.25%
44%	66.00%
42%	61.75%
40%	57.50%
38%	53.25%
36%	49.00%
34%	44.75%
32%	40.50%
30%	36.25%
28%	32.00%
26%	27.65%
25%	25.00%
<25%	0.00%

Change in Control: Notwithstanding the above, upon the occurrence of a Change in Control, the Performance Cycle will be deemed to have terminated as of the December 31 next preceding the date of the Change in Control, and the Units will be deemed earned and vested at the higher of the Target Award (or Prorated Target Award, if applicable) or the number of Units that would have been earned based on the Corporation’s actual ROAA and ROAE performance during such shortened Performance Cycle.

Code Section 162(m): This award is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. Any evaluation by the Committee of the Corporation’s performance in ROAA and ROAE shall exclude any of the following that occur during the Performance Cycle: the impact of charges for discontinued operations, extraordinary items, and the cumulative effects of tax or accounting changes, each as defined by generally accepted accounting principles and as identified in the financial statements or notes to the financial statements. Such inclusions or exclusions shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

4

Exhibit 99.2
Re:       2004 Long-Term Incentive Plan
Notice and Acceptance of Stock Option Grant

On June 28, 2006 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Whitney Holding Corporation (the “Company”), which is appointed to administer the Company’s 2004 Long-Term Incentive Plan (the "Plan"), granted to you stock options, which are rights to purchase shares of the Company’s no par value voting common stock (the “Common Stock”). This letter is intended to provide you with notice of the terms and conditions that apply to your grant and to constitute your acknowledgment of and agreement to be bound by them. Unless otherwise defined, the meanings of capitalized terms used in this letter are set forth in the Plan.

1. Grant and Type of Options. The Company hereby grants to you nonqualified options to purchase ______ shares of Common Stock at an exercise price of $_____ per share, which is the Fair Market Value of a share of Common Stock on the Grant Date, as determined under section 2.13 of the Plan.

2. Time of Exercise. Except as expressly provided herein, your options are exercisable only while you are an employee of the Company, Whitney National Bank (the "Bank") or of an Affiliate of the Company or the Bank. Except as described in section 3 below, your options are first exercisable, in whole or in part, on the third anniversary of the Grant Date and, unless earlier forfeited, they will expire and be cancelled, without the requirement of notice or the payment of compensation, ten years after the Grant Date, June 28, 2016 (the “Expiration Date”).

If your employment with the Company, the Bank and their Affiliates ceases before the Expiration Date and if all or a portion of your options are then exercisable:

a.
If your employment ceases on account of your death, the options that are then exercisable (after giving effect to any accelerated vesting as provided in section 3 below) will remain exercisable until the earlier of the Expiration Date or one year after the date of your death.

b.
If your employment ceases on account of your Disability, Retirement or involuntary severance without Cause, the options that are then exercisable (after giving effect to any accelerated vesting as provided in section 3 below) will remain exercisable until the earlier of the Expiration Date or 90 days after your employment ceases.

c.	If your employment ends for any other reason, your options will expire and be cancelled as of the date on which your employment ceases, without notice or the payment of compensation.

3. Acceleration of Vesting upon Certain Events.

a.
If a Change in Control occurs, then notwithstanding any provision of this letter to the contrary and provided you are an employee of the Company, the Bank or their Affiliates at the time of the Change in Control, your options will become fully vested and exercisable, and will remain fully exercisable in accordance with their terms.

b.
Notwithstanding any provision of this letter to the contrary, if your employment with the Company, the Bank and their Affiliates ceases on account of your death, Disability, or Retirement, your options will vest on a pro rata basis determined by dividing the number of days between June 28, 2006 (the Grant Date) and the date of your termination, by 1095 (which represents the initial three-year vesting schedule).

4. Method of Exercise and Delivery of Shares. Your options, to the extent exercisable, may be exercised, in whole or in part, by providing written notice to the Company, in care of its Chief Financial Officer (or his designee), which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by the full exercise price for the shares. The exercise price may be paid in the form of:

a.	Cash, certified or uncertified check, bank draft or other form of cash equivalent;

b.	Delivering to the Company shares of Common Stock that you already own having a Fair Market Value on the date of exercise equal to the exercise price; or

c.
A broker assisted transaction, provided that the Company’s Insider Trading and Confidentiality Policy, as amended from time to time, then permits this form of exercise and that your proposed transaction is consistent with the policy. You must obtain the approval of the Company’s General Counsel before you engage in a broker assisted transaction.

d.
Having the Company withhold of a number of shares of Common Stock otherwise deliverable to you upon exercise of this option, having a Fair Market Value on the date of exercise equal to the exercise price.

Notwithstanding the above specified exercise methods, no method of exercise may be used if, in the opinion of the Company’s Chief Financial Officer, it would result in liability accounting treatment for the award rather than equity accounting treatment or cause any other unintended negative tax or accounting consequences for the Company.

Delivery of certificates representing the purchased shares of Common Stock shall be made by the Company promptly after receipt of your notice of exercise and payment in full for the shares; provided, however, that the Company's obligation to deliver certificates to you may be postponed, in the sole discretion of the Company, for any period necessary to list, register or otherwise qualify the purchased shares under applicable federal or state securities laws.

5. Payment of Taxes. You will, no later than the date as of which any amount related to this option first becomes includable in your gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. Without limiting the foregoing, the Company may permit or require that any such withholding requirement be satisfied, in whole or in part, by having the Company withhold a number of shares of Common Stock otherwise deliverable to you upon exercise of this option having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this option will be conditional on such payment or arrangements, and the Company, and where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to you.

6. Tax Consequences. Information about the personal tax consequences of your options is included in the Plan’s Prospectus, a copy of which has or will be furnished to you. You should also consult your own tax advisor before you exercise your options or sell Common Stock that you acquire on the exercise of your options.

7. No Assignment. Your options granted are not subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise, and whether voluntarily or involuntarily, except by will or the laws of descent and distribution. The Company will not recognize any attempt by you to assign your options.

8. Changes in Capital Structure. The provisions of the Plan shall apply in the case of a change in the capital structure of the Company. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the shares then subject to this option and the exercise price shall automatically be adjusted proportionately.

9. Employment and Compensation Rights. Neither this letter, the grant of your options nor their exercise confers on you any right to continue in the employ of the Company, the Bank or any of their Affiliates. The grant of your options does not interfere, in any manner, with the right of the Company, the Bank or any of their Affiliates to terminate your employment, whether with or without Cause, in their sole discretion. In addition, the grant of your options is not a promise that additional options will be granted to you in the future.

10. Rights as a Shareholder. Prior to the exercise of your options and the issuance of shares of Common Stock in connection therewith, you have no rights as a shareholder of the Company with respect to the shares subject to your options.

11. Additional Requirements. Common Stock that is issued to you on the exercise of your options will be subject to such legends as the Company deems necessary or appropriate to comply with applicable federal or state securities laws. In connection therewith and prior to the issuance of your shares, you may be required to deliver to the Company such documents as it may reasonably determine are necessary to ensure compliance with such laws.

12. Plan Provisions. Your options granted are subject to terms and conditions imposed under the Plan, in addition to the terms and conditions set forth in this letter. Your options will be interpreted and construed in accordance with the terms of this letter and the Plan.

Very truly yours,

WHITNEY HOLDING CORPORATION

Enclosure:    Prospectus
       2004 Long-Term Incentive Plan

ACKNOWLEDGMENT AND AGREEMENT

By execution of this letter, I agree that the options to acquire shares of Common Stock granted to me herein shall be governed by and are subject to the foregoing terms and conditions and the provisions of the Plan. By execution below, I acknowledge that I have received a copy of the Plan and the Prospectus. I further agree that the Committee shall not be liable for any determination made in good faith with respect to the Plan, the options granted to me hereunder or the terms of this letter.

________________________________
Grantee

Date ____________________________